Exhibit 5.1

October 18, 2024

AerCap Ireland Capital Designated Activity Company

AerCap Global Aviation Trust

Form F-3 Registration Statement

Ladies and Gentlemen:

We have acted as special New York counsel to AerCap Ireland Capital Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Irish Issuer”), AerCap Global Aviation Trust, a Delaware statutory trust (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), and each of the affiliates of the Issuers listed on Annex A to this opinion (the “Guarantors”), in connection with the preparation and filing by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of an undetermined amount of debt securities of the Issuers in one or more series (the “Debt Securities”) and guarantees of the Debt Securities by the Guarantors (the “Guarantees”).

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under the Indenture, dated as of October 29, 2021 (the “Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture. In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Debt Securities and Guarantees are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and Guarantees offered thereby and will comply with all applicable laws; (iv)

all Debt Securities and Guarantees will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Debt Security or Guarantee established subsequent to the date hereof, nor the issuance and delivery of any Debt Security or Guarantee, nor the compliance by the Issuers and the Guarantors with the terms of any Debt Security or Guarantee, will violate any applicable law or will result in a violation of any instrument or agreement then binding upon any of the Issuers or Guarantors or any restriction imposed by any court or governmental body having jurisdiction over any of the Issuers or the Guarantors; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities or Guarantees offered or issued will have been duly authorized and validly executed and delivered by the Issuers and the Guarantors and the other parties thereto, we are of opinion that:

1. When (A) the Trustee has been qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Issuers and Guarantors to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (E) the Debt Securities have been duly authorized by the Issuers and executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and (F) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Issuers and the Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. When (A) the Trustee has been qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act, (E) the Guarantees have been duly authorized by the Issuers and executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and (F) the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Issuers and the Guarantors upon payment of the consideration therefor provided for therein, each Guarantee will constitute the valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Delaware, California, Ireland or the Netherlands. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of other jurisdictions as they relate to the Issuers or the Guarantors, we have relied upon and assumed the correctness of, without independent investigation, the opinions of NautaDutilh N.V., Dutch counsel to the Issuers and the Guarantors, McCann FitzGerald LLP, Irish counsel to the Issuers and the Guarantors, Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Issuers and the Guarantors, and Smith, Gambrell & Russell, LLP, California counsel to the Issuers and the Guarantors, each of which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

AerCap Ireland Capital Designated Activity Company

Aviation House

Building 3000, Westpark

Shannon, Co. Clare, Ireland

AerCap Global Aviation Trust

Aviation House

Building 3000, Westpark

Shannon, Co. Clare, Ireland

ANNEX A

Guarantors

Guarantor	Jurisdiction

AerCap Holdings N.V.	Netherlands

AerCap Aviation Solutions B.V.	Netherlands

AerCap Ireland Limited	Ireland

AerCap U.S. Global Aviation LLC	Delaware

International Lease Finance Corporation	California